CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Quaker Small-Cap Growth Tactical Allocation Fund, a series of Quaker Investment Trust.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 10, 2008